    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 1997


                                                      REGISTRATION NO. 333-14913
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               ASTOR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                       2999                                      13-3550228
    (State or Other Jurisdiction of                (Primary Standard Industrial                       (I.R.S. Employer
     Incorporation or Organization)                Classification Code Number)                      Identification No.)

                           --------------------------

                                 CO-REGISTRANT

    (EXACT NAME OF
     CO-REGISTRANT        (STATE OR OTHER JURISDICTION
  AS SPECIFIED IN ITS                  OF                (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
       CHARTER)          INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
-----------------------  ------------------------------  ----------------------------   -------------------
ASTOR HOLDINGS II, INC.             Delaware                         2999                   25-1766332

                              8521 SIX FORKS ROAD
                         RALEIGH, NORTH CAROLINA 27615
                                 (919) 846-8011
  (Address, including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

          BOYD D. WAINSCOTT                          WITH A COPY TO:
       Chief Executive Officer                     BRUCE D. MEYER, ESQ.
          ASTOR CORPORATION                      CLAY A. HALVORSEN, ESQ.
         8521 Six Forks Road                     Gibson, Dunn & Crutcher
    Raleigh, North Carolina 27615                  333 S. Grand Avenue
            (919) 846-8011                    Los Angeles, California 90071
 (Name, Address, Including Zip Code,                  (213) 229-7000
        and Telephone Number,
  Including Area Code, of Agent for
               Service)

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

    THE REGISTRANT AND THE CO-REGISTRANT HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT AND THE CO-REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Amendment No. 4 to this Registration Statement (File No. 333-14913) pertains solely to information that was unintentionally omitted in the previous filing from the independent auditors' consent given by KPMG, filed as Exhibit
23.3 hereto.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Charter and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The Company may, in its discretion, similarly indemnify its employees and agents. The Charter relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violations of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 21.  EXHIBITS.

    (a) Exhibits.

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 *1.1  Purchase Agreement, dated October 2, 1996, among Astor Corporation, Astor
         Holdings II, Inc., Donaldson, Lufkin & Jenrette Securities Corporation
         and Chase Securities Inc.
 *3.1  Certificate of Incorporation of Astor Corporation
 *3.2  Bylaws of Astor Corporation
 *3.3  Certificate of Incorporation of Astor Holdings II, Inc.
 *3.4  Bylaws of Astor Holdings II, Inc.
 *4.1  Indenture, dated October 8, 1996, among Astor Corporation, Astor Holdings
         II, Inc. and State Street Bank and Trust Company, as trustee
 *4.2  Registration Rights Agreement, dated October 9, 1996, among Astor
         Corporation, Astor Holdings II, Inc., Donaldson, Lufkin & Jenrette
         Securities Corporation and Chase Securities Inc.
 *4.3  Form of Global Note certificate (included in Exhibit 4.1)
 *4.4  Form of Letter of Transmittal regarding the Offer for all Outstanding
         Privately Placed 10 1/2% Senior Subordinated Notes Due 2006 in Exchange
         for 10 1/2% Series B Senior Subordinated Notes Due 2006

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 *5.1  Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Notes
 *8.1  Opinion of Gibson, Dunn & Crutcher LLP as to federal income tax consequences of the Offer
*10.1  Groundwater Processing Remediation Agreement, dated April 22, 1994, between Petrowax PA, Inc. and Quaker State Corporation
*10.2  Asset Purchase and Sale Agreement, dated as of March 30, 1990, between
         Petrowax PA, Inc. and Quaker State Corporation, as amended
*10.3  Slack Wax and Petrolatum Sales Agreement, dated April 22, 1994, between
         Petrowax PA, Inc. and Quaker State Corporation
*10.4  Amendment, Agreement and Joint Release, dated April 22, 1994, between
         Petrowax PA, Inc. and Quaker State Corporation
*10.5  Rheochem joint venture documents, dated as of June 8, 1994, between ABI
         Corporation and Concorde Industries, Inc.
*10.6  Agreement, dated as of October 1, 1996, between Lube & Wax Ventures,
         L.L.C. and Astor Corporation
*10.7  MSC Holdings, Inc. 1995 Stock Option Plan Stock Option Agreement
*10.8  Astor Corporation 1997 Management Bonus Program
*10.9  Astor Corporation 1997 Incentive Bonus Program
*10.10 Agreement among Astor Corporation and Oil, Chemical and Atomic Workers
         International Union and Local 8-481, dated February 1, 1996
*10.11 Agreement among Astor Corporation and Oil, Chemical and Atomic Workers
         International Union and Local 8-607, dated February 1, 1996
*10.12 Agreement among Astor Corporation and Oil, Chemical and Atomic Workers
         International Union and Local 8-607, dated February 14, 1996
*10.13 Employment Agreement -- Boyd D. Wainscott
*10.14 Employment Agreement -- C. Richard Spalton
*10.15 Employment Agreement -- Jose C. Houssa
*10.16 Employment Agreement -- John F. Gottshall
*10.17 Employment Agreement -- David E. Hawkins
*10.18 Credit Agreement, dated as of October 8, 1996, among Astor Corporation, certain lenders and The Chase Manhattan Bank, as agent
*10.19 Amended and Restated Agreement, dated October 24, 1996, between Lube & Wax
         Ventures, L.L.C. and Astor Corporation
*10.20 MSC Holdings, Inc. 1995 Option Incentive Plan
*10.21 Amendment No. 1 to MSC Holdings, Inc. 1995 Option Incentive Plan.
*12    Computation of ratio of earnings to fixed charges
*21    List of Subsidiaries of Astor Corporation
*23.1  Independent Auditors' Consent from Ernst & Young LLP relating to Astor
         Holdings II, Inc.
*23.2  Independent Auditors' Consent from Ernst & Young LLP relating to Adco
         Technologies, Inc.
 23.3  Independent Auditors' Consent from KPMG relating to Associated British
         Industries Limited
*23.4  Consent of Gibson, Dunn & Crutcher LLP (to be included in their opinion filed as Exhibit 5.1)
*24    Power of Attorney

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
*25    Form T-1, Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of State Street Bank and Trust Company, as trustee

------------------------
*   Previously Filed.

    (b) Financial Statement Schedules.

    The following financial statement schedules are filed with Part II of this Registration Statement:

   SCHEDULE NUMBER             DESCRIPTION OF SCHEDULE
---------------------  ---------------------------------------
         II            Valuation and Qualifying Accounts

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the applicable instructions or are inapplicable and therefore have been omitted.

ITEM 22.  UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable, in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


    (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on January 17, 1997.


                                          ASTOR CORPORATION

                                          By:        /S/ JOHN F. GOTTSHALL

                                             -----------------------------------
                                                      John F. Gottshall
                                                   CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.



                SIGNATURES                                      TITLE                               DATE
------------------------------------------  ---------------------------------------------  ----------------------

                            *               Chairman of the Board of Directors and Chief
    ---------------------------------        Executive Officer (Principal Executive        January 17, 1997
            Boyd D. Wainscott                Officer)

                            *
    ---------------------------------       President and Director                         January 17, 1997
            C. Richard Spalton

             /S/ JOHN F. GOTTSHALL
    ---------------------------------       Chief Financial Officer (Principal Financial   January 17, 1997
            John F. Gottshall                and Accounting Officer)

                            *
    ---------------------------------       Director                                       January 17, 1997
             Alan J. Andreini

                            *
    ---------------------------------       Director                                       January 17, 1997
            Richard R. Crowell

                            *
    ---------------------------------       Director                                       January 17, 1997
              Mark C. Hardy

                            *
    ---------------------------------       Director                                       January 17, 1997
              Kurt B. Larsen

                            *
    ---------------------------------       Director                                       January 17, 1997
             Justin Maccarone

                            *
    ---------------------------------       Director                                       January 17, 1997
             Gerald L. Parsky

                SIGNATURES                                      TITLE                               DATE
------------------------------------------  ---------------------------------------------  ----------------------

                            *
    ---------------------------------       Director                                       January 17, 1997
            Richard K. Roeder

                            *
    ---------------------------------       Director                                       January 17, 1997
             W. Montague Yort

     *By:       /S/ JOHN F. GOTTSHALL
    ---------------------------------
              John F. Gottshall
              ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on January 17, 1997.


                                          ASTOR HOLDINGS II, INC.

                                          By:        /S/ JOHN F. GOTTSHALL

                                             -----------------------------------
                                                      John F. Gottshall
                                                   CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.



                SIGNATURES                                      TITLE                               DATE
------------------------------------------  ---------------------------------------------  ----------------------

                            *               Chairman of the Board of Directors and Chief
    ---------------------------------        Executive Officer (Principal Executive        January 17, 1997
            Boyd D. Wainscott                Officer)

                            *
    ---------------------------------       President and Director                         January 17, 1997
            C. Richard Spalton

             /S/ JOHN F. GOTTSHALL
    ---------------------------------       Chief Financial Officer (Principal Financial   January 17, 1997
            John F. Gottshall                and Accounting Officer)

                            *
    ---------------------------------       Director                                       January 17, 1997
             Alan J. Andreini

                            *
    ---------------------------------       Director                                       January 17, 1997
            Richard R. Crowell

                            *
    ---------------------------------       Director                                       January 17, 1997
              Mark C. Hardy

                            *
    ---------------------------------       Director                                       January 17, 1997
              Kurt B. Larsen

                            *
    ---------------------------------       Director                                       January 17, 1997
             Justin Maccarone

                            *
    ---------------------------------       Director                                       January 17, 1997
             Gerald L. Parsky

                SIGNATURES                                      TITLE                               DATE
------------------------------------------  ---------------------------------------------  ----------------------

                            *
    ---------------------------------       Director                                       January 17, 1997
            Richard K. Roeder

                            *
    ---------------------------------       Director                                       January 17, 1997
             W. Montague Yort

     *By:       /S/ JOHN F. GOTTSHALL
    ---------------------------------
              John F. Gottshall
              ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION                                    PAGE**
------ --------------------------------------------------------------------------  -----------
 *1.1  Purchase Agreement, dated October 2, 1996, among Astor Corporation, Astor
         Holdings II, Inc., Donaldson, Lufkin & Jenrette Securities Corporation
         and Chase Securities Inc................................................
 *3.1  Certificate of Incorporation of Astor Corporation.........................
 *3.2  Bylaws of Astor Corporation...............................................
 *3.3  Certificate of Incorporation of Astor Holdings II, Inc....................
 *3.4  Bylaws of Astor Holdings II, Inc..........................................
 *4.1  Indenture, dated October 8, 1996, among Astor Corporation, Astor Holdings
         II, Inc. and State Street Bank and Trust Company, as trustee............
 *4.2  Registration Rights Agreement, dated October 9, 1996, among Astor
         Corporation, Astor Holdings II, Inc., Donaldson, Lufkin & Jenrette
         Securities Corporation and Chase Securities Inc.........................
 *4.3  Form of Global Note certificate (included in Exhibit 4.1).................
 *4.4  Form of Letter of Transmittal regarding the Offer for all Outstanding
         Privately Placed 10 1/2% Senior Subordinated Notes Due 2006 in Exchange
         for 10 1/2% Series B Senior Subordinated Notes Due 2006.................
 *5.1  Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Notes....
 *8.1  Opinion of Gibson, Dunn & Crutcher LLP as to federal income tax consequences of the Offer...............................................
*10.1  Groundwater Processing Remediation Agreement, dated April 22, 1994, between Petrowax PA, Inc. and Quaker State Corporation..................
*10.2  Asset Purchase and Sale Agreement, dated as of March 30, 1990, between
         Petrowax PA, Inc. and Quaker State Corporation, as amended..............
*10.3  Slack Wax and Petrolatum Sales Agreement, dated April 22, 1994, between
         Petrowax PA, Inc. and Quaker State Corporation..........................
*10.4  Amendment, Agreement and Joint Release, dated April 22, 1994, between
         Petrowax PA, Inc. and Quaker State Corporation..........................
*10.5  Rheochem joint venture documents, dated as of June 8, 1994, between ABI
         Corporation and Concorde Industries, Inc................................
*10.6  Agreement, dated as of October 1, 1996, between Lube & Wax Ventures,
         L.L.C. and Astor Corporation............................................
*10.7  MSC Holdings, Inc. 1995 Stock Option Plan Stock Option Agreement..........
*10.8  Astor Corporation 1997 Management Bonus Program...........................
*10.9  Astor Corporation 1997 Incentive Bonus Program............................
*10.10 Agreement among Astor Corporation and Oil, Chemical and Atomic Workers
         International Union and Local 8-481, dated February 1, 1996.............
*10.11 Agreement among Astor Corporation and Oil, Chemical and Atomic Workers
         International Union and Local 8-607, dated February 1, 1996.............
*10.12 Agreement among Astor Corporation and Oil, Chemical and Atomic Workers
         International Union and Local 8-607, dated February 14, 1996............
*10.13 Employment Agreement -- Boyd D. Wainscott.................................
*10.14 Employment Agreement -- C. Richard Spalton................................
*10.15 Employment Agreement -- Jose C. Houssa....................................
*10.16 Employment Agreement -- John F. Gottshall.................................

EXHIBIT
NUMBER                                DESCRIPTION                                    PAGE**
------ --------------------------------------------------------------------------  -----------
*10.17 Employment Agreement -- David E. Hawkins..................................
*10.18 Credit Agreement, dated as of October 8, 1996, among Astor Corporation, certain lenders and The Chase Manhattan Bank, as agent..................
*10.19 Amended and Restated Agreement, dated October 24, 1996, between Lube & Wax
         Ventures, L.L.C. and Astor Corporation..................................
*10.20 MSC Holdings, Inc. 1995 Option Incentive Plan.............................
*10.21 Amendment No. 1 to MSC Holdings, Inc. 1995 Option Incentive Plan..........
*12    Computation of ratio of earnings to fixed charges.........................
*21    List of Subsidiaries of Astor Corporation.................................
*23.1  Independent Auditors' Consent from Ernst & Young LLP relating to Astor
         Holdings II, Inc........................................................
*23.2  Independent Auditors' Consent from Ernst & Young LLP relating to Adco
         Technologies, Inc.......................................................
 23.3  Independent Auditors' Consent from KPMG relating to Associated British
         Industries Limited......................................................
*23.4  Consent of Gibson, Dunn & Crutcher LLP (to be included in their opinion filed as Exhibit 5.1)...................................................
*24    Power of Attorney.........................................................
*25    Form T-1, Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of State Street Bank and Trust Company, as
         trustee.................................................................


------------------------
 *  Previously Filed.

**  This item appears only in manually sequenced documents.